U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         TIDELANDS OIL & GAS CORPORATION
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           NEVADA                                         66-0549380
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)

                   1862 W. Bitters Rd., San Antonio, TX 78248
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                 2007 Non-Qualified Stock Grant and Option Plan
                 ----------------------------------------------
                            (Full Title of the Plans)

                        James B. Smith, President and CEO
                               1862 W. Bitters Rd.
                              San Antonio, TX 78248
                                 (210) 764-8642
           ----------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                 With a copy to:
                             Thomas M. Ffrench, Esq.
                             Michael A. Connor, Esq.
                              Horizon Law Group LLP
                           1920 Main Street, Suite 210
                                Irvine, CA 92656
                                 (949) 261-2500

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be     Proposed Maximum     Proposed Maximum     Amount of
be Registered            Registered (1)   Offering Price Per   Aggregate Offering   Registration
                                          Share (2)            Price (2)            Fee
--------------------------------------------------------------------------------------------------
 Common Stock            35,000,000       $0.22                $7,700,000           $823.90
--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) as follows, as the offering price is not known: average of the bid and ask prices as of February 13, 2007 (within 5 business days prior to the date of filing this registration statement).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following are hereby incorporated by reference:

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 2005, filed on August 23, 2006, including the amendment thereto on Form 10-K/A filed on September 14, 2006.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above.

     (c) A description of the securities of the Registrant is contained in a Form S-1 filed on October 25, 2006.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

     For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

Horizon Law Group LLP, legal counsel for the Registrant, has given an opinion on the validity of the securities being registered. Michael A. Connor is a partner in Horizon Law Group LLP and owns shares of the Registrant's common stock. Horizon Law Group LLP provides legal services to the Registrant consisting of advice and preparation work in connection with reports of the Registrant filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant. Future legal services may be paid through a grant of shares of common stock under the 2007 Non-Qualified Stock Grant and Option Plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Nine of the Registrant's Restated Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for breach of fiduciary duties as directors or officers. This provision does not alleviate or limit any liability of an officer or director for acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law or the payment of dividends in violation of the Nevada Revised Statutes. This article does not explicitly require the Registrant to indemnify the officers or directors; however, such indemnification may be implied.

Under Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes, the Registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Under Section 78.752 of the Nevada Revised Statutes, the Registrant may purchase and maintain insurance for directors and officers whether or not the Registrant has the authority to indemnify such persons against such liability and expenses. Such insurance may not provide protection for a person adjudged by a court of competent jurisdiction to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. The Company does maintain liability insurance policies for its officers and directors.

Section 78.138 of the Nevada Revised Statutes provide that, with certain exceptions, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

NUMBER    DESCRIPTION
------    -----------

5         Opinion of Horizon Law Group LLP (filed herewith).
23.1      Consent  of  Independent  Registered  Public  Accounting  Firm  (filed herewith).
23.2      Consent of Horizon Law Group LLP (filed herewith).
24        Special Power of Attorney (see signature page).

ITEM 9.   UNDERTAKINGS.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Antonio, State of Texas, on February 14, 2007.

                         TIDELANDS OIL & GAS CORPORATION

                         By: /s/ James B. Smith
                            ----------------------------------
                            James B. Smith, President and CEO

               SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint James B. Smith their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                 Date
--------------------------------------------------------------------------------


 /s/ James B. Smith      President/Chief Executive Officer/    February 14, 2007
--------------------     Chief Financial Officer/ Director
James B. Smith           (Principal Executive Officer and
                         Principal Financial and Accounting
                         officer)


 /s/ Ahmed Karim         Director                              February 14, 2007
--------------------
Ahmed Karim


/s/ Carl Hessel          Director                              February 14, 2007
--------------------
Carl Hessel

                                  EXHIBIT INDEX

NUMBER    DESCRIPTION
------    -----------

5         Opinion of Horizon Law Group LLP (filed herewith).

23.1      Consent of Independent Auditors (filed herewith).

23.2      Consent of Horizon Law Group LLP (filed herewith).

24        Special Power of Attorney (see signature page).